EXHIBIT A
                                    ---------

                      AGREEMENT AND PLAN OF MERGER BETWEEN

                    PMC-SIERRA, INC., A DELAWARE CORPORATION

                                       AND

           SIERRA SEMICONDUCTOR CORPORATION, A CALIFORNIA CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER dated as of ________ __, 1997, (the "Agreement") is between PMC-SIERRA, INC., a Delaware corporation ("Sierra-Delaware") and SIERRA SEMICONDUCTOR CORPORATION, a California corporation ("Sierra-California"). Sierra-Delaware and Sierra-California are sometimes referred to herein as the "Constituent Corporations."

                                 R E C I T A L S
                                 ---------------

         A. Sierra-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 55,000,000 shares, 50,000,000 of which are designated "Common Stock," no par value, and 5,000,000 of which are designated "Preferred Stock", no par value. As of the date of this Agreement, 1,000 shares of Common Stock were issued and outstanding, all of which were held by Sierra-California. No shares of Preferred Stock were issued and outstanding.

         B. Sierra-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 55,500,000 shares, 50,000,000 of which are designated "Common Stock", no par value, 5,000,000 of which are designated "Preferred Stock", no par value, and 500,000 of which are designated "Series D Preferred Stock," no par value. As of the date of this Agreement, ___________ shares of Common Stock were issued and outstanding. No shares of Preferred Stock or Series D Preferred Stock were issued and outstanding.

         C. The Board of Directors of Sierra-California has determined that, for the purpose of effecting the reincorporation of Sierra-California in the State of Delaware, it is advisable and in the best interests of Sierra-California that Sierra-California merge with and into Sierra-Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of Sierra-Delaware and Sierra-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Sierra-Delaware and Sierra-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    1. MERGER

         1.1.  Merger. In accordance with the provisions of this Agreement,  the
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Delaware  General   Corporation  Law  and  the  California   Corporations  Code,
Sierra-California shall be merged with and into Sierra-Delaware (the "Merger"), the separate existence of Sierra-California shall cease and Sierra-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be PMC-Sierra, Inc.

         1.2.  Filing and Effectiveness.  The Merger shall become effective when
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the following  actions shall ave been completed:

               1.2.1. This Agreement and Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

               1.2.2. All of the conditions precedent to the consummation of the Merger shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

               1.2.3. Executed documents evidencing the Merger and meeting the requirements of the Delaware General Corporation Law and the California
Corporations Code, shall have been filed with the Secretary of State of the State of Delaware and with the Secretary of State of the State of California.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date."

         1.3.  Effect of the  Merger.  Upon the  Effective  Date,  the  separate
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existence of Sierra-California shall cease and Sierra-Delaware, as the Surviving
Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) shall be subject to all actions previously taken by its and by Sierra-California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Sierra-California in the manner set forth in
Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Sierra-California in the same manner as if Sierra-Delaware had itself incurred them, all as provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                  2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1.  Certificate  of  Incorporation  and Bylaws.  The  Certificate  of
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Incorporation and Bylaws of  Sierra-Delaware  as in effect  immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2.   Directors   and   Officers.   The   directors  and  officers  of
                --------------------------
Sierra-California immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, or by the Certificate of Incorporation or Bylaws of the Surviving Corporation.


                        3. MANNER OF CONVERSION OF STOCK

         3.1.  Sierra-California  Common Stock Shares.  Upon the Effective Date,
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each  share  of  Sierra-California  Common  Stock,  no  par  value,  issued  and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

         3.2.  Sierra-California Options, Stock Purchase  Rights and Convertible
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               Securities.
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               (a)    Upon the Effective Date, the Surviving  Corporation  shall assume the obligations of Sierra-California under, and continue, the option plans (including without limitation, the 1987 Incentive Stock Plan, the 1991 Employee Stock Purchase Plan, and the 1994 Incentive Stock Plan) and all other employee benefit plans of Sierra-California, and the Exchange Agreement between
PMC-Sierra,   Inc.,   the  Canadian   subsidiary   of   Sierra-California,   and
Sierra-California, as amended. Each outstanding and unexercised option, other right to purchase (including without limitation, the rights of holders of
special   shares   of   PMC-Sierra,    Inc.,   the   Canadian    subsidiary   of
Sierra-California, and of options to purchase such special shares, and the rights of the holders of options of PMC-Sierra, Inc. (Portland)), or security convertible into, Sierra-California Common Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each one share of Sierra-California Common Stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Sierra-California Right at the Effective Date. This paragraph 3.2(a) shall not apply to Sierra-California Common Stock. Such Common Stock is subject to paragraph 3.1.

               (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Sierra-California Common Stock so reserved immediately prior to the Effective Date.

               (c) With the exception of rights assumed pursuant to the Exchange Agreement, the assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

         3.3.  Sierra-Delaware  Common Stock  Shares. Upon  the  Effective Date,
               -------------------------------------
each share of Common Stock of Sierra-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Sierra-Delaware, the holder of such shares or by any other person, be canceled and returned to the status of authorized but unissued shares.

         3.4.  Exchange of Certificates.  After the Effective  Date, each holder
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of an outstanding  certificate  representing shares of Sierra-California  Common
Stock may be asked to surrender the same for cancellation to (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Sierra-California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, respectively, into which such shares of Sierra-California Common Stock, as the case may be, were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Sierra-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                   4. GENERAL

         4.1.  Covenants  of   Sierra-Delaware.  Sierra-Delaware  covenants  and
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agrees that it will, on or before the Effective Date:

               4.1.1. Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

               4.1.2. File any and all documents with the California Franchise Tax Board necessary for the assumption by Sierra-Delaware of all of the franchise tax liabilities of Sierra-California.

               4.1.3. Take  such  other   actions  as  may  be  required  by the
California General Corporation Law.

         4.2.  Further  Assurances.  From time to time,  as and when required by
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Sierra-Delaware  or by its  successors  or assigns,  there shall be executed and delivered on behalf of Sierra-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Sierra-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Sierra-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Sierra-Delaware are fully authorized in the name and on behalf of Sierra-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3.  Abandonment.  At  any  time   before  the  Effective  Date,  this
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Agreement  may be  terminated  and the  Merger may be  abandoned  for any reason whatsoever by the Board of Directors of either Sierra-California or of Sierra-Delaware, or of both, notwithstanding the approval of this Agreement by
the   shareholders  of   Sierra-California   or  by  the  sole   stockholder  of
Sierra-Delaware, or by both.

         4.4.  Amendment.    The   Boards  of  Directors   of   the  Constituent
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Corporations  may amend this  Agreement  at any time prior to the filing of this
Agreement (or certificate in lieu thereof) with the Secretary of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

               4.4.1. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.5.  Agreement.  Executed  copies of this Agreement will be on file at
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the principal place of business of the Surviving Corporation at 2222 Qume Drive,
San Jose, California 95131 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.6.  Governing Law. This Agreement shall in all respects be construed,
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interpreted  and  enforced in  accordance  with and  governed by the laws of the
State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         4.7.  FIRPTA Notification. (a) On the Effective Date, Sierra-California
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shall   deliver  to   Sierra-Delaware,   as  agent  for  the   shareholders   of
Sierra-California, a properly executed statement (the "Statement") substantially in the form attached hereto as Attachment A. Sierra-Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Sierra-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Sierra-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Sierra-Delaware as their agent and (ii) Sierra-Delaware shall be considered to have received a copy of the Statement at the request of the Sierra-California shareholders for purposes of satisfying Sierra-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         (b) Sierra-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

         4.8.  Counterparts.  This  Agreement  may be executed  in any number of
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Sierra-Delaware and Sierra-California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                   SIERRA SEMICONDUCTOR CORPORATION
                                   a California corporation


                                   By: -----------------------------------------
                                       James V. Diller, Chairman of the Board of
                                       Directors and Chief Executive Officer

ATTEST:


------------------------------
Mario M. Rosati, Secretary




                                   PMC-SIERRA, INC.
                                   a Delaware corporation



                                   By: -----------------------------------------
                                       James V. Diller, Chairman of the Board of
                                       Directors and Chief Executive Officer




ATTEST:


------------------------------
Mario M. Rosati, Secretary

                                  ATTACHMENT A



                                                                 MMMMM  DD, 1997



TO THE SHAREHOLDERS OF SIERRA SEMICONDUCTOR CORPORATION:

         In connection with the reincorporation (the "Reincorporation") into Delaware of Sierra Semiconductor Corporation, a California corporation (the "Company"), pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of MMMMM DD, 1997 between the Company and PMC-Sierra, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sierra-Delaware"), your shares of the Company's stock will be replaced by shares of Sierra-Delaware's stock.

         In order to  establish  that (i) you will not be  subject  to tax under
Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation and (ii) Sierra-Delaware will not be required under Section 1445 of the Code to withhold taxes from the Sierra-Delaware stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of
Section 897(c) of the Code and the regulations issued thereunder.

         A copy of this letter will be delivered to Sierra-Delaware  pursuant to
Section 4.8 of the Agreement.

         Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

                                       Sincerely,



                                       -----------------------------------------
                                       James V. Diller, Chairman of the Board of
                                       Directors and Chief Executive Officer